UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead,	California	91770
(Address of principal executive offices)
(626) 302-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item  1.01Entry into a Material Definitive Agreement

On February 20, 2026, Southern California Edison Company (“SCE”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent and the several banks and other financial institutions from time to time parties thereto. The Term Loan Agreement provides for up to $1.5 billion in term loans that mature on March 22, 2027. The term loans may be prepaid in whole or in part at any time without any premium or penalty. SCE expects to use the proceeds of the term loans for general corporate and working capital purposes, including the repayment of all borrowings under the $300 million unsecured Term Loan Credit Agreement, dated as of February 11, 2026, with Wells Fargo, as the lender (the “Prior Term Loan Agreement”). The term loans bear interest at either term SOFR plus a margin of 1.00% or a base rate plus a margin of 0.0%. The Term Loan Agreement contains customary representations and warranties, covenants and events of default and has one financial covenant, requiring that SCE maintain at the end of each quarter a ratio of consolidated total indebtedness to consolidated capital at a level that does not exceed 0.65 to 1.0.

The lenders that are a party to the Term Loan Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for SCE and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses. In addition, each of the lenders party to the Term Loan Agreement are currently lenders under the $3.35 billion revolving credit facility of SCE and the $1.5 billion revolving credit facility of its parent, Edison International.

The foregoing descriptions are qualified in its entirety by reference to the full text of the Term Loan Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On February 20, 2026, concurrently with the execution of the Term Loan Agreement described in Item 1.01 above, SCE terminated the Prior Term Loan Agreement, which was due to mature on March 11, 2027. SCE incurred no early termination penalties as a result of such termination.

Item  2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Credit Agreement, dated as of February 20, 2026, among Southern California Edison Company, the several banks and other financial institutions from time to time parties thereto and Wells Fargo Bank, National Association, as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: February 20, 2026